Exhibit 21

SUBSIDIARY LIST
(as of December 31, 2015)

Company Name	Place of Incorporation
Aegion Coating Services, LLC	Texas
Aegion Corrosion Protection Holdings Limited	United Kingdom
Aegion Energy Services, Inc.	Delaware
Aegion Holding Company, LLC	Delaware
Aegion Rehabilitation Services Limited	United Kingdom
Bayou Perma-Pipe Canada, Ltd.[1]	Alberta, Canada
Bayou Wasco Insulation, LLC [2]	Delaware
Brinderson, LP	California
Brinderson Constructors, Inc.	California
Brinderson Services, LLC	Delaware
Commercial Coating Services International, LLC	Texas
Corrpower International Limited [3]	Saudi Arabia
Corrpro Canada Holdings, Inc.	Delaware
Corrpro Canada, Inc.	Alberta, Canada
Corrpro Companies Engineering Ltd.	United Kingdom
Corrpro Companies Europe Ltd.	United Kingdom
Corrpro Companies, Inc.	Ohio
Corrpro Companies International, Inc.	Nevada
Corrpro Holdings LLC	Delaware
CRTS, Inc.	Oklahoma
Fibrwrap Construction Chile S.A. [4]	Republic of Chile
Fibrwrap Construction Colombia S.A.S.	Republic of Columbia
Fibrwrap Construction Latin America S.A.	Republic of Panama
Fibrwrap Construction (M) Sdn Bhd	Malaysia
Fibrwrap Construction Pte Ltd	Singapore
Fibrwrap Construction Services, Inc.	Delaware
Fibrwrap Construction Services Ltd.	British Columbia, Canada
Fibrwrap Construction Services USA, Inc.	Delaware
Fyfe Asia Pte. Ltd.	Singapore
Fyfe Borneo Sdn Bhd [5]	Brunei
Fyfe Co. LLC	Delaware
Fyfe ENC Korea, Ltd.[6]	Korea
Fyfe International Holdings B.V.	The Netherlands
Fyfe (Hong Kong) Limited	Hong Kong
Fyfe Japan Co. Ltd.	Japan
Fyfe - Latin America S.A.	Republic of Panama
Fyfe - Latin America S.A. de C.V.	Republic of El Salvador
General Energy Services	California
Hockway Middle East FZE	Ras Al Khaimah, UAE

Hockway Middle East FZE	Dubai, UAE
INA Acquisition Corp.	Delaware
Infrastructure Group Holdings, LLC	Delaware
Insitu Envirotech (S.E. Asia) Pte. Ltd.	Singapore
Insituform Asia Limited	Hong Kong
Insituform Belgium N.V.	Belgium
Insituform C.V.	The Netherlands
Insituform Cyprus Limited	Cyprus
Insituform Europe SAS	France
Insituform Holdings B.V.	The Netherlands
Insituform Holdings (UK) Limited	United Kingdom
Insituform Hong Kong Limited	Hong Kong
Insituform Limited Partnership	New Brunswick, Canada
Insituform Linings Asia Sdn Bhd	Malaysia
Insituform Linings Limited	United Kingdom
Insituform Netherlands Holdings, LLC	Delaware
Insituform Pacific Pty Limited	Australia
Insituform Pipeline Rehabilitation Private Limited	India
Insituform Rioolrenovatietechnieken B.V.	The Netherlands
Insituform Singapore Pte. Ltd.	Singapore
Insituform sp. z o.o.	Poland
Insituform SPML JV [7]	India
Insituform Technologies C.V.	The Netherlands
Insituform Technologies Ibérica S.A.	Spain
Insituform Technologies Limited	Alberta, Canada
Insituform Technologies Limited	United Kingdom
Insituform Technologies, LLC	Delaware
Insituform Technologies Netherlands B.V.	The Netherlands
Insituform Technologies Netherlands Holdings, LLC	Delaware
Insituform Technologies USA, LLC	Delaware
ITI International Services Canada Ltd.	Alberta, Canada
ITI International Services, Inc.	Delaware
Manufactured Technologies Corporation	Mississippi
Ocean City Research Corporation	New Jersey
Pacific Coast Field Services, Inc.	Delaware
PT Fyfe Fibrwrap Indonesia [8]	Indonesia
Schultz Mechanical Contractors, Inc.	California
Technologie & Art Pte. Ltd.	Singapore
The Bayou Companies, LLC	Delaware
United Pipeline de Mexico S.A. de C.V. [9]	Mexico
United Pipeline Middle East, Inc.	Delaware
United Pipeline Systems, Inc.	Nevada
United Pipeline Systems International, Inc.	Delaware
United Pipeline Systems Limited	Alberta, Canada
United Pipelines Inversiones Limitada	Chile
United Pipelines SRL	Argentina

United Sistemas de Revestimento em Tubulações Ltda.	Brazil
United Sistema de Tuberias Limitada	Chile
United Special Technical Services LLC [10]	Oman
UPS-Aptec Limited [11]	United Kingdom
Video Injection - Insituform SAS	France
Wilson Walton Anti Corrosivos Ltd.	Portugal
_____________________
1 United Pipeline Systems Limited holds a 51% interest.
2 Aegion Holding Company, LLC holds a 51% interest.
3 Corrpro Canada, Inc. holds a 70% interest.
4 Fibrwrap Construction Latin America S.A. holds a 55% interest.
5 Fyfe Asia Pte. Ltd. holds a 51% interest.
6 Fyfe (Hong Kong) Limited holds a 70% interest.
7 Insituform Technologies, LLC holds a 99.9% interest.
8 Fyfe Asia Pte. Ltd. holds a 55% interest.
9 INA Acquisition Corp. holds a 55% interest.
10 Insituform Technologies Netherlands B.V. holds a 51% interest.
11 United Pipeline Systems International, Inc. holds a 51% interest.